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Exhibit 5.2

COOK, YANCEY, KING & GALLOWAY
A PROFESSIONAL LAW CORPORATION
333 TEXAS STREET, SUITE 1700
POST OFFICE BOX 22260
SHREVEPORT, LOUISIANA 71120-2260
www.cookyancey.com

May 15, 2020

Goodrich Petroleum Corporation
801 Louisiana, Suite 700
Houston, TX 77002

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special Louisiana counsel to Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company (the "Subsidiary Guarantor"), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") by Goodrich Petroleum Corporation, a Delaware corporation (the "Company") along with the Subsidiary Guarantor, as co-registrant, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and which may be fully and unconditionally guaranteed (the "Guarantee") by the Subsidiary Guarantor, (ii) shares of preferred stock, par value $1.00 per share, of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and (iv) warrants for the purchase of Common Stock, Preferred Stock and Debt Securities (the "Warrants" and, together with the securities described in the foregoing clauses (i) through (iii), the "Securities") of the Subsidiary Guarantor. Capitalized terms not defined herein shall have the meanings ascribed to them in the prospectus (the "Prospectus") forming a part of a Registration Statement. The aggregate initial offering prices of the Securities to be offered and sold by the Company pursuant to the Registration Statement will not exceed $250,000,000.

        We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the (i) Amended and Restated Articles of Organization of the Subsidiary Guarantor, filed with the Louisiana Secretary of State on October 12, 2016, (ii) Second Amended & Restated Operating Agreement of the Subsidiary Guarantor, dated as of October 12, 2016, (iii) Written Consent of the Sole Member of the Subsidiary Guarantor, dated as of May 12, 2020, (iv) Certificate of Good Standing of the Subsidiary Guarantor issued by the Secretary of State of the State of Louisiana, as of May 12, 2020, (v) the Registration Statement, (vi) the form of Senior Indenture (the "Senior Indenture"), (vii) the form of Subordinated Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates of public officials and certificates and other communications of corporate officers of the Subsidiary Guarantor, without further investigation as to the facts set forth therein.

        In connection with rendering the opinions set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents,

COOK, YANCEY, KING & GALLOWAY

Goodrich Petroleum Corporation
May 15, 2020

(iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (iv) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vi) the Indentures relating to the Debt Securities and a warrant agreement ("Warrant Agreement") relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto, (vii) each person signing the Indentures and a Warrant Agreement will have the legal capacity and authority to do so, (viii) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance, (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantor, and the other parties thereto, and (x) any Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Depositary Shares or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

        In rendering the opinions set forth herein, we have relied upon (i) originals or copies, certified to our satisfaction, of certificates of public officials and (ii) the accuracy and completeness of all representations as to questions of fact set forth in all certificates of officers and employees of the Subsidiary Guarantor and in other statements, documents, and records reviewed by us.

        Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

          1.     Subsidiary Guarantor is duly organized under the laws of the State of Louisiana and is validly existing and in good standing under the laws of the State of Louisiana.

          2.     Subsidiary Guarantor has all requisite limited liability company power and authority under the laws of the State of Louisiana to guarantee the payment of the principal and premium, if any, of and interest on any Debt Securities issued under the Indentures.

          3.     When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and the related Guarantee have been duly executed and delivered by the Company, the Subsidiary Guarantor and the trustee and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the board of directors of the Company (or a committee thereof) or the sole member of the Subsidiary Guarantor have taken all necessary corporate or limited liability company action to approve the issuance and terms of any such Debt Securities and Guarantee, (c) the terms of such Debt Securities and Guarantee and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantor, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities, including the related Guarantee, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, then such Guarantee will be duly authorized by all necessary limited liability company action by Subsidiary Guarantor.

COOK, YANCEY, KING & GALLOWAY

Goodrich Petroleum Corporation
May 15, 2020

        We express no opinion as to any financial matters or the financial condition of the Company or the Subsidiary Guarantor. We express no opinion as to the effect of or compliance with any federal or state securities laws and "Blue Sky" laws. We do not undertake to update or revise the opinions set forth herein should facts or laws which subsequently become known to us cause such opinions to be inaccurate or incomplete.

        The foregoing opinion is limited in all respects to the laws of the State of Louisiana, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the references to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

        Vinson & Elkins L.L.P. is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to them on the date hereof.

Very truly yours,
/s/ Cook, Yancey, King & Galloway,
A Professional Law Corporation

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  Exhibit 5.2